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                                                                    EXHIBIT 99.1


                      [AMERICAN TOWER LOGO APPEARS HERE]



                           ATC CONTACTS:                  INVESTORS - ANNE ALTER
                                                  DIRECTOR OF INVESTOR RELATIONS
                                                      TELEPHONE:  (617) 375-7500

                                                        MEDIA - STEVEN MOSKOWITZ
                                              EXECUTIVE VICE PRESIDENT-MARKETING
                                                      TELEPHONE:  (617) 585-7600
FOR IMMEDIATE RELEASE

               AMERICAN TOWER CLOSES OVER 1,800 SITES IN JANUARY
               -------------------------------------------------


BOSTON, MASSACHUSETTS  - JANUARY 31, 2000 - American Tower Corporation (NYSE:
AMT) today announced that in January 2000 it consummated previously announced transactions involving over 1,800 sites. The transactions include the first 800 of the 2,100 towers under the Company's agreement with AirTouch Communications, Inc., a unit of Vodafone AirTouch Plc (NYSE: VOD). The AirTouch agreement also includes an exclusive three-year build-to-suit agreement that is estimated to produce 400-500 new communications towers. Also included among the transactions are the first 404 of the 1,942 microwave towers under American Tower's agreement with AT&T (NYSE: T), which also includes 1,000 new wireless communications sites to be built for AT&T Wireless Services over the next five years. In addition, the Company completed its merger with UNIsite, Inc. The UNIsite transaction includes 600 owned towers, 46 managed sites and certain build-to-suit agreements. Total merger consideration of $198.1 million for the UNIsite transaction includes approximately $149.4 million in cash and $48.7 million in assumed debt, subject to final closing adjustments.

American Tower financed these transactions with cash and borrowings from its credit facilities. The Company expects to close the remaining portions of the AirTouch and AT&T transactions by the end of the second quarter 2000 with additional borrowings from its credit facilities.

American Tower is the leading independent owner, operator and developer of broadcast and wireless communications sites in North America. Giving effect to pending transactions, American Tower operates approximately 10,400 sites in the United States and Mexico, including approximately 300 broadcast tower sites. Of the 10,400 sites, approximately 9,000 are owned or leased towers and approximately 1,400 are managed and lease/sublease sites. Based in Boston, American Tower has regional hub offices in Boston, Atlanta, Chicago, Houston, San Francisco and Mexico City. For more information about American Tower Corporation, please visit our web site www.americantower.com.

This press release contains "forward-looking statements" concerning future expectations, plans or strategies that involve a number of risks and uncertainties. The Company wishes to caution readers that certain factors may have affected the Company's actual results and could cause results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Such factors include, but are not limited to (i) substantial capital requirements and leverage principally as a consequence of its ongoing acquisitions and construction activities, (ii) dependence on demand for wireless communications, use of satellites for internet data transmission, and implementation of digital television, (iii) the success of the Company's tower construction program and
(iv) the successful operational integration of the Company's business acquisitions. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.
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________________________________________________________________________________
     American Tower Corporation            116 Huntington Avenue  Boston,
       Massachusetts 02116        (617) 375-7500      FAX (617) 375-7575
                             www.americantower.com